SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 5, 2016 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition.

Radio One, Inc. (the “Company”) issued a press release setting forth the results for its quarter ended March 31, 2016.  A copy of the press release is attached as Exhibit 99.1.

ITEM 7.01.  Regulation FD

During the course of the Company’s conference call to discuss its results for its quarter ended March 31, 2016, management provided guidance with respect to consolidated adjusted EBITDA and the cable segment’s adjusted EBITDA for the year ending December 31, 2016.  Management noted that it expects consolidated adjusted EBITDA to be in the range of approximately $133 million to $137 million for the year ending December 31, 2016 and the cable segment’s adjusted EBITDA to be in the range of the mid $70 millions for the same period.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated May 5, 2016: Radio One, Inc. Reports First Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
May 10, 2016	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer